UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2010

SANGUI BIOTECH INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-21271	84-1330732
(Commission File Number)	(IRS Employer Identification No.)

Alfred-Herrhausen-Str. 44, 58455 Witten, Germany

 (Address of principal executive offices, Zip Code)

011-49-2302-915-204

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

SanguiBioTech GmbH and SanderStrothmann GmbH Establish Joint Venture.

On December 17, 2010, SanguiBioTech GmbH, a subsidiary of the Registrant, and SanderStrothmann GmbH established a joint venture company under the name of sastOmed GmbH.

The purpose of the newly formed joint venture is to obtain the CE mark certification of the Hemospray wound spray and to start producing, marketing and distributing the product on a global scale. To this effect, SanguiBioTech GmbH has granted sastOmed GmbH comprehensive and exclusive licenses on a global scale.

Project management, financing and execution of the projected activities will be taken care of by the joint venture which will be headed by Michael Sander and Rene Strothmann, the managing directors of SanderStrothmann GmbH, who in addition will contribute their experience in product development and their proven industry contacts.

The joint venture sastOmed will pay a milestone-based down payment as compensation for the licenses and has granted SanguiBioTech GmbH royalties on all future sales of the product. The parties agreed not to disclose any further details of the agreement.

The full text of the Company’s press release announcing the formation of the joint venture is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by SanguiBioTech on December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sangui Biotech International, Inc.

Date:

February 17, 2011

/s/ Thomas Striepe

By: Thomas Striepe

Its:  President